Exhibit (c)(4)

CONFIDENTIAL TREATMENT REQUESTED

PRELIMINARY DRAFT
SUBJECT TO MATERIAL CHANGES
4/13/2022 2:42 PM

# Conflicts Committee of Höegh LNG Partners LP

## Discussion Materials

*April 13, 2022*

EVERCORE

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors (the “Committee”) of Höegh LNG Partners LP (the “Partnership”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee.

These materials were compiled on a confidential basis for use by the Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.

These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.

Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

EVERCORE

HÖEGH LNG PARTNERS LP

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Illustrative – Subject to Further Diligence

Preliminary Draft – Confidential

# NPV Comparison of Lampung Cash Flows

*($ in millions, except per unit figures)*


$363
$288
$256
$286
$280
$224
$158
$329
Average: $260[1]
Base Case
Case 1
Case 2
Case 3
Case 4
Case 5
Case 6
Case 7

| | Case 1 | Case 2 | Case 3 | Case 4 | Case 5 | Case 6 | Case 7 |
|---|---|---|---|---|---|---|---|
| ***Decrease vs Base Case*** | ($75) | ($107) | ($77) | ($83) | ($139) | ($205) | ($34) |
| ***Decrease vs Base Case per Unit*** | ($2.24) | ($3.20) | ($2.32) | ($2.50) | ($4.17) | ($6.14) | ($1.02) |
| ***% of Base Case*** | 79% | 71% | 79% | 77% | 62% | 44% | 91% |

EVERCORE

3

Source: Partnership Management
Note: Assumes 8.25% discount rate
1. $260mm average equates to a nominal $103mm and per unit $3.08 decrease in value versus base case; represents 72% of base case value

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

# Peer Valuation Update: EV/EBITDA Multiples

| | EV / EBITDA 2022 | EV / EBITDA 2023 |
|---|---|---|
| Mean | 8.5x | 8.2x |
| Median | 8.9x | 8.2x |


6.5x
6.6x
9.1x
8.9x
9.1x
8.2x
8.9x
8.1x
8.5x
8.3x
6.9x
7.4x
HÖEGH LNG PARTNERS LP
FLEX LNG
DYNAGAS
KNOT Offshore Partners LP
GASLOG PARTNERS
EV / 2022 EBITDA
EV / 2023 EBITDA

EVERCORE
4
Source: Company filings, Factset as of 4/12/22
HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Analysis at Various Prices

($ in millions, except per unit data)

Excluding $4mm Public Company G&A Savings

	Metric	1st Offer	2nd Offer								
HMLP Common Unit Price Consideration		**$4.25**	**$8.00**	**$9.00**	**$10.00**	**$11.00**	**$12.00**	**$13.00**	**$14.00**	**$15.00**	**$16.00**
Implied Premium (Discount):											
HMLP Unaffected Unit Price of $3.93 as of 12/3/21		8%	104%	129%	154%	180%	205%	231%	256%	282%	307%
HMLP Current Unit Price of $6.73 as of 4/12/22		(37%)	19%	34%	49%	63%	78%	93%	108%	123%	138%
10-day VWAP of $7.22		(41%)	11%	25%	38%	52%	66%	80%	94%	108%	121%
30-day VWAP of $6.40		(34%)	25%	41%	56%	72%	88%	103%	119%	135%	150%
60-day VWAP of $5.92		(28%)	35%	52%	69%	86%	103%	120%	137%	153%	170%
90-day VWAP of $5.39		(21%)	48%	67%	85%	104%	123%	141%	160%	178%	197%
Total Partnership Common Units Outstanding		33.373	33.373	33.373	33.373	33.373	33.373	33.373	33.373	33.373	33.373
Implied HMLP Equity Value (100%)		**$141.8**	**$267.0**	**$300.4**	**$333.7**	**$367.1**	**$400.5**	**$433.8**	**$467.2**	**$500.6**	**$534.0**
(+) Preferred Equity as of 4/12/22[1]		167.7	167.7	167.7	167.7	167.7	167.7	167.7	167.7	167.7	167.7
(+) Total Debt Outstanding as of 12/31/21		414.7	414.7	414.7	414.7	414.7	414.7	414.7	414.7	414.7	414.7
(–) Accumulated Profits of JVs as of 12/31/21		(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)
(–) Cash and Cash Equivalents as of 12/31/21[2]		(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)
Implied HMLP Enterprise Value		**$626.5**	**$751.7**	**$785.1**	**$818.4**	**$851.8**	**$885.2**	**$918.6**	**$951.9**	**$985.3**	**$1,018.7**
TEV / EBITDA	**Metric[3]**										
2022E	$108.8	5.8x	6.9x	7.2x	7.5x	7.8x	8.1x	8.4x	8.7x	9.1x	9.4x
2023E	108.3	5.8	6.9	7.2	7.6	7.9	8.2	8.5	8.8	9.1	9.4
P / NAV	**Metric[4]**										
Estimated Charter Free NAV	$190.4	0.74x	1.40x	1.58x	1.75x	1.93x	2.10x	2.28x	2.45x	2.63x	2.80x
Estimated Charter Attached NAV	437.1	0.32	0.61	0.69	0.76	0.84	0.92	0.99	1.07	1.15	1.22
Common Units Owned by Unaffiliated Unit Holders		17.659	17.659	17.659	17.659	17.659	17.659	17.659	17.659	17.659	17.659
HMLP Common Unit Consideration		$4.25	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00
Implied Offer Value to Unaffiliated Unit Holders		**$75.0**	**$141.3**	**$158.9**	**$176.6**	**$194.2**	**$211.9**	**$229.6**	**$247.2**	**$264.9**	**$282.5**

Source: FactSet (as of 4/12/22), Bloomberg (as of 4/12/22), Partnership Management
Note: VWAPs from Bloomberg calculated from 4/12/22
1. Preferred equity value is based on 7.089mm outstanding units at a price of $23.65 (as of 4/12/22)
2. Cash balance includes restricted cash
3. EBITDA projections reflect management Base Case assumptions; Excludes share of results from JVs
4. Based on average of charter-free appraised values indicated in Fearnleys and Braemar appraisal reports dated February 2022, as provided by Partnership. Neptune and Cape Ann asset values adjusted for 50% ownership

EVERCORE 5 HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Analysis at Various Prices

($ in millions, except per unit data)

Including $4mm Public Company G&A Savings

	Metric	1st Offer	2nd Offer								
HMLP Common Unit Price Consideration		**$4.25**	**$8.00**	**$9.00**	**$10.00**	**$11.00**	**$12.00**	**$13.00**	**$14.00**	**$15.00**	**$16.00**
Implied Premium (Discount):											
HMLP Unaffected Unit Price of $3.93 as of 12/3/21		8%	104%	129%	154%	180%	205%	231%	256%	282%	307%
HMLP Current Unit Price of $6.73 as of 4/12/22		(37%)	19%	34%	49%	63%	78%	93%	108%	123%	138%
10-day VWAP of $7.22		(41%)	11%	25%	38%	52%	66%	80%	94%	108%	121%
30-day VWAP of $6.40		(34%)	25%	41%	56%	72%	88%	103%	119%	135%	150%
60-day VWAP of $5.92		(28%)	35%	52%	69%	86%	103%	120%	137%	153%	170%
90-day VWAP of $5.39		(21%)	48%	67%	85%	104%	123%	141%	160%	178%	197%
Total Partnership Common Units Outstanding		33.373	33.373	33.373	33.373	33.373	33.373	33.373	33.373	33.373	33.373
Implied HMLP Equity Value (100%)		**$141.8**	**$267.0**	**$300.4**	**$333.7**	**$367.1**	**$400.5**	**$433.8**	**$467.2**	**$500.6**	**$534.0**
(+) Preferred Equity as of 4/12/22[1]		167.7	167.7	167.7	167.7	167.7	167.7	167.7	167.7	167.7	167.7
(+) Total Debt Outstanding as of 12/31/21		414.7	414.7	414.7	414.7	414.7	414.7	414.7	414.7	414.7	414.7
(–) Accumulated Profits of JVs as of 12/31/21		(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)	(35.7)
(–) Cash and Cash Equivalents as of 12/31/21[2]		(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)	(61.9)
Implied HMLP Enterprise Value		**$626.5**	**$751.7**	**$785.1**	**$818.4**	**$851.8**	**$885.2**	**$918.6**	**$951.9**	**$985.3**	**$1,018.7**
TEV / EBITDA	**Metric[3]**										
2022E	$112.8	5.6x	6.7x	7.0x	7.3x	7.6x	7.8x	8.1x	8.4x	8.7x	9.0x
2023E	112.3	5.6	6.7	7.0	7.3	7.6	7.9	8.2	8.5	8.8	9.1
P / NAV	**Metric[4]**										
Estimated Charter Free NAV	$190.4	0.74x	1.40x	1.58x	1.75x	1.93x	2.10x	2.28x	2.45x	2.63x	2.80x
Estimated Charter Attached NAV	437.1	0.32	0.61	0.69	0.76	0.84	0.92	0.99	1.07	1.15	1.22
Common Units Owned by Unaffiliated Unit Holders		17.659	17.659	17.659	17.659	17.659	17.659	17.659	17.659	17.659	17.659
HMLP Common Unit Consideration		$4.25	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00
Implied Offer Value to Unaffiliated Unit Holders		**$75.0**	**$141.3**	**$158.9**	**$176.6**	**$194.2**	**$211.9**	**$229.6**	**$247.2**	**$264.9**	**$282.5**

Source: FactSet (as of 4/12/22), Bloomberg (as of 4/12/22), Partnership Management
Note: VWAPs from Bloomberg calculated from 4/12/22

1. Preferred equity value is based on 7.089mm outstanding units at a price of $23.65 (as of 4/12/22)
2. Cash balance includes restricted cash
3. EBITDA projections reflect management Base Case assumptions; Excludes share of results from JVs
4. Based on average of charter-free appraised values indicated in Fearnleys and Braemar appraisal reports dated February 2022, as provided by Partnership. Neptune and Cape Ann asset values adjusted for 50% ownership

EVERCORE

6

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

# Indexed Unit Price Performance

## Last Six Months



60%
40%
20%
0%
(20%)
(40%)
10/12/2021
11/11/2021
12/11/2021
1/11/2022
2/10/2022
3/12/2022
4/12/2022
56%
30%
25%
24%
20%
18%
(11%)
HMLP
FLNG
DLNG
KNOP
CPLP
GLOP
NFE

Source: FactSet (as of 4/12/22)

EVERCORE

7

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

# Indexed Unit Price Performance (Cont'd)

## Since Distribution Cut


140%
120%
100%
80%
60%
40%
20%
0%
(20%)
(40%)
7/28/2021
9/9/2021
10/22/2021
12/4/2021
1/16/2022
2/28/2022
4/12/2022
121%
38%
38%
26%
22%
7%
(7%)
HMLP
FLNG
DLNG
KNOP
CPLP
GLOP
NFE

Source: FactSet (as of 4/12/22)

EVERCORE
8
HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Key Follow-up Modeling Questions

1. Explain why the tax element expense and commissions cost changed between the original base case and the revised scenarios

2. Explain the rationale for commissions, admin costs and bunker expenses during vessel idle periods

3. Explain why arbitration costs continue in scenarios where settlements are made with PGN (e.g., in case 1, the contract is amended as of November 1, 2022)

4. Explain the $1.6mm of "other financial elements" for the Lampung, as outlined in the parameters tab of the model

5. Are the "Class Renewal Costs" listed in the presentation meant to take the place of drydock? If so, why does the model show $3.5/4.0mm of drydock versus the $5mm listed in the presentation?

6. Should we assume the projected charters have inflation protection built in (as we have been previously guided towards for the current charter)? Additionally, should the inflation escalator be cumulative as opposed to resetting in each contract as is shown in the new model?

EVERCORE 9 HÖEGH LNG PARTNERS LP